Exhibit 99.1

January 31, 2020

Private & Confidential

Mr. Daniel B. Silvers

Dear Daniel,

The following amendments to your employment agreement of December 14, 2016, as amended (the ‘‘Agreement’’), are effective as of January 31, 2020:

1. The fourth sentence of Section 5(a) is deleted;

2. Section 5(c) does not apply to: (i) any equity grants made to an executive (either current or prospective) of the Company upon the signing of a new employment contract with the company; or (ii)

Section 5(a), as amended hereby; and

3. This amendment is in consideration of the payment to you of $1, the receipt and sufficiency of which is hereby acknowledged. No other promises or other consideration has been offered to secure this amendment.

All other terms and conditions of your employment remain unchanged. Please sign both copies of this letter to accept the above changes and return one copy to the HR Department for inclusion on your personnel file.

Yours sincerely,

/s/ Lorne Weil
Lorne Weil
Executive Chairman

I accept the above changes to my terms and conditions of employment.

/s/ Daniel B. Silvers
Signed: Daniel B. Silvers	Date: January 31, 2020

Inspired Entertainment, Inc. Registered in Delaware no. 05804323,
250 West 57th Street, Suite 2223 New York, NY 10107
T +1 646-565-3861 E info@inseinc.com